Exhibit 4.20

                     COMPENSATION WARRANTS TO PURCHASE UNITS
                            OF CARDIOME PHARMA CORP.
                (Existing under the laws of the British Columbia)

                                    Void After
                                  March 8, 2004

   THIS CERTIFIES that, for value received, Sprott Securities Inc.
(the "Holder"), is the registered holder of 1,675,739 compensation warrants
(the "Compensation Warrants") each of which entitle the holder, subject to the terms and conditions set forth in this Compensation Warrant Certificate, to purchase from Cardiome Pharma Corp. (the "Corporation"), one unit (a "Unit"), each Unit consisting of one common share of the Corporation (a "Common Share") and one-quarter of one share purchase warrant (a "Warrant"), at any time until 5:00 p.m. (Toronto time) on March 8, 2004 (the "Time of Expiry") on payment of $0.95 per Unit (the "Exercise Price"). Each whole Warrant is exercisable for one Share at a price of $1.66 per Share at any time until March 8, 2004. The number of Units which the Holder is entitled to acquire upon exercise of the Compensation Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

1.   Exercise of Compensation Warrants
     ---------------------------------
     (a)   Election to Purchase. The rights evidenced by this certificate may be
           --------------------
           exercised by the Holder in whole or in part and in accordance with the provisions hereof by:

           (i) surrender of this Compensation Warrant Certificate together with an Election to Exercise in substantially the form attached hereto as Schedule 1, properly completed and executed, together with payment by certified cheque or bank draft of the Aggregate Purchase Price (as defined in Schedule "1") for the number of Units specified in the Election to Exercise at the office of the Corporation at 3650 Westbrook Mall, Vancouver, British Columbia V6S 2L2, or such other address in Canada as may be notified in writing by the Corporation (the "Corporation Office"); or

           (ii) the surrender of this Compensation Warrant Certificate together with a form in substantially the form attached hereto as Schedule 2 properly completed and executed (the "Cashless Exercise Form") at the address set forth in clause
                   (i) above. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Purchase Price (as defined in Schedule "1"), or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Compensation Warrant Certificate for that number of Units subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference

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                   between the then Current Market Price and the Exercise Price, and the denominator of which shall be the then Current Market Price. For the purposes of any computation under this Section 1(a)(ii) the then "Current Market Price" shall be the closing price of the Common Shares on The Toronto Stock Exchange on the last trading day immediately prior to the date of the duly executed Cashless Exercise Form.

                   In the event that the rights evidenced by this certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Units issuable on the exercise of the Compensation Warrants so exercised, issue to the Holder a Compensation Warrant Certificate on identical terms in respect of that number of Units in respect of which the Holder has not exercised the rights evidenced by this certificate.

     (b)   Exercise. The Corporation shall, within three business days after
           ---------
           receiving a duly executed Election to Exercise and the Aggregate Purchase Price (as defined in Schedule "1") or Cashless Exercise Form, as the case may be, for the number of Units specified therein (the "Exercise Date"), issue that number of Units specified in the Election to Exercise or that number of Units determined under Section 1(a)(ii) and specified in the Cashless Exercise Form.

     (c)   Certificates.
           -------------

           (i) As promptly as practicable after the Exercise Date, the Corporation shall issue and deliver to the Holder, registered in the name of the Holder, certificates for the number of Common Shares and Warrants, respectively, for the number of Units specified in the Election to Exercise or Cashless Exercise Form, as the case may be.

           (ii) To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Compensation Warrants which have been exercised as such shall cease.

     (d)   Fractional Shares. No fractional Common Shares shall be issued upon
           ------------------
           exercise of any Compensation Warrant and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Common Shares issued upon such exercise.

     (e)   Corporate Changes.
           ------------------

           (i) Subject to paragraph 1(e)(ii) hereof, if, after the date of issuance of this Certificate and prior to the Time of Expiry, the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the number of Compensation Warrants evidenced by this

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                   certificate shall be adjusted so that the holder hereof shall be entitled to acquire the same number and type of securities to which the holder of that number of Units of the Corporation subject to the unexercised Compensation Warrants would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised Compensation Warrants immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the unexercised Compensation Warrants would have been entitled to by reason of such Event.

           (ii) If after an event referred to in paragraph 1(e)(i) hereof, the Corporation is unable to deliver securities to the Holder pursuant to the proper exercise of a Compensation Warrant, the Corporation may satisfy such obligations to the Holder hereunder by paying to the Holder in cash the difference between the Exercise Price of all unexercised Compensation Warrants granted hereunder and the Fair Market Value on the Exercise Date of the securities to which the Holder would be entitled to upon exercise of all unexercised Compensation Warrants. Adjustments under this subparagraph (e) or (subject to subparagraph (o)) any determinations as to the Fair Market Value of any securities shall be made by the board of directors of the Corporation, or any committee thereof specifically designated by the board of directors to be responsible therefor, and any reasonable determination made by such board or committee thereof shall be binding and conclusive, subject only to any disputes being resolved by the Corporation's auditors, whose determination shall be binding and conclusive.

     (f)   Subdivision or Consolidation of Shares.
           ---------------------------------------

           (i) In the event that, after the date of issuance of this Certificate and prior to the Time of Expiry, the Corporation shall subdivide its outstanding common shares ("Common Shares") into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares of the Corporation shall be consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

           (ii) Upon each adjustment of the Exercise Price as provided herein, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Units (calculated to the nearest tenth of a Unit)

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                   obtained by multiplying the Exercise Price in effect
                   immediately prior to such adjustment by the number of Units which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (g)   Change or Reclassification. In the event that, after the date of
           ---------------------------
           issuance of this Certificate and prior to the Time of Expiry, the Corporation shall change or reclassify its outstanding Common Shares into a different class of securities, the rights evidenced by the Compensation Warrants shall be adjusted as follows so as to apply to the successor class of securities:

           (i) the number of the successor class of securities which the Holder shall be entitled to acquire as part of the Units shall be that number of the successor class of securities which a holder of that number of Units subject to the unexercised Compensation Warrants immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

           (ii) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Units subject to the unexercised Compensation Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of successor securities determined in paragraph 1(g)(i) hereof.

     (h)   Offering to Shareholders. If and whenever at any time after the date
           -------------------------
           of issuance of this Certificate and prior to the Time of Expiry, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this subsection 1(h) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders or the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional Common Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Fair Market Value, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered (or into which the convertible or exchangeable securities so

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           offered are convertible or exchangeable); Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

     (i)   Carry Over of Adjustments. No adjustment of the Exercise Price shall
           --------------------------
           be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

     (j)   Notice of Adjustment. Upon any adjustment of the number of Units and
           ---------------------
           upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Units or other securities subject to the unexercised Compensation Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

     (k)   Other Notices. In case at any time after the date of issuance of this
           --------------
           Certificate and prior to the Time of Expiry:

           (i) the Corporation shall declare any dividend upon its Common Shares payable in kind;

           (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

           (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

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           (iv)    there shall be a voluntary or involuntary dissolution,
                   liquidation or winding-up of the Corporation,

           then, in any one or more of such cases, (other than the consolidation disclosed in the Corporation's prospectus dated February 28, 2002) the Corporation shall give to the Holder (A) at least 10 days' prior written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation (other than the consolidation disclosed in the Corporation's prospectus dated February 28, 2002), merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
           (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

     (l)   Shares to be Reserved. The Corporation will at all times keep
           ----------------------
           available, and reserve if necessary under Canadian law, out of its authorized Common Shares, solely for the purpose of issue upon the exercise of the Compensation Warrants and the Warrants issuable upon the exercise of the Compensation Warrants, such number of Common Shares as shall then be issuable upon the due exercise of the Compensation Warrants and the due exercise of the Warrants issuable upon the due exercise of the Compensation Warrants. The Corporation covenants and agrees that all Common Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Corporation will take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Corporation will take all such actions are within its power to ensure that all such Common Shares may be so issued without violation of any applicable law.

     (m)   Issue Tax. The issuance of certificates for Common Shares upon the
           ----------
           due exercise of Compensation Warrants or Warrants issuable upon the due exercise of the Compensation Warrants, as the case may be, shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

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     (n)   Listing. The Corporation will, at its expense and as expeditiously as
           --------
           possible, use its reasonable commercial efforts to cause all Common Shares issuable upon the due exercise of the Compensation Warrants or Warrants issuable upon the due exercise of the Compensation Warrants, as the case may be, to be duly listed on The Toronto Stock Exchange prior to the issuance of such Common Shares.

     (o)   Fair Market Value. For the purposes of any computation hereunder, the
           ------------------
           "Fair Market Value" at any date shall be the weighted average sale price per share for the Common Shares of the Corporation for the 20 consecutive trading days immediately before such date on The Toronto Stock Exchange or such other stock exchange on which the Common Shares may then be listed, or, if the shares or any other security in respect of which a determination of Fair Market Value is being made are not listed on any stock exchange, the Fair Market Value shall be determined by the directors, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold.

2.   Replacement
     -----------
     Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Compensation Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Compensation Warrant Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Compensation Warrant Certificate).

3.   Expiry Date
     -----------

     The Compensation Warrants shall expire and all rights to purchase Units hereunder shall cease and become null and void at 5:00 p.m. (Toronto time) on March 8, 2004.

4.   Covenant
     --------

     So long as any Compensation Warrants remain outstanding the Corporation covenants that it shall do or cause to be done all things necessary to maintain its status as a reporting issuer not in default in each of the Reporting Jurisdictions.

5.   U.S. Securities Laws
     --------------------

     The holder:

     (a) acknowledges that the Common Shares and Warrants issuable upon the exercise of this Compensation Warrant have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state of the United States and may be offered and sold only outside the United States pursuant to Regulation S under the 1933 Act ("Regulation S") or in the United States in transactions exempt from such registration;

     (b) agrees that to the extent required by the 1933 Act or state securities laws: (i) such Common Shares and Warrants may be subject to a "distribution compliance period" imposed by Regulation S or a holding period imposed upon "restricted securities" under the 1933 Act or by applicable state law; and (ii) stop transfer orders may be placed on such Common Shares and Warrants and the certificates therefor may bear legends restricting their transfer.


6.   Defined Terms
     -------------

     All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the agency agreement dated as of February 28, 2002 between the Corporation and Sprott Securities Inc. and Raymond James Ltd.

7.   Governing Law
     -------------

     The laws of the Province of British Columbia and the laws of Canada applicable therein shall govern the Compensation Warrants.

8.   Assignment, Successors
     ----------------------

Unless otherwise consented to in writing by the Corporation, such consent not to be unreasonably withheld, this Compensation Warrant Certificate may not be assigned. This Compensation Warrant Certificate shall enure to the benefit of the Holder and its successors and shall be binding on the Corporation and its successors.

   IN WITNESS WHEREOF the Corporation has caused this Compensation Warrant Certificate to be signed by a duly authorized officer.

   DATED as of the 8th day of March, 2002.

                                         CARDIOME PHARMA CORP.

                                         Per: /s/ Bob Rieder (signed)
                                             -------------------------------

                                          Schedule "1"
                                          ------------

                                      Election to Exercise

   The undersigned hereby irrevocably elects to exercise the number of Compensation Warrants of Cardiome Pharma Corp. set out below for the number of Units (or other property or securities subject thereto) as set forth below:

    (a) Number of Compensation Warrants to be Exercised: _______________________

    (b) Number of Units to be Acquired:   ________________________

    (c) Exercise Price per Unit:   $________________________

    (d) Aggregate Purchase Price [(b) multiplied by (c)] $______________________

and hereby tenders a certified cheque, bank draft or cash for such Aggregate Purchase Price, and directs such Units to be registered and certificates therefor to be issued as directed below.

The undersigned represents that:

                                  [Please check one box]

   [ ] It is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended), is acquiring the Units for its own account and not for the account or benefit of a U.S. person and has executed and delivered this Election outside the United States.

   [ ] Accompanying this Election is a Representation Letter in the form attached as Exhibit 1 to the Compensation Warrant Certificate.

This Election has been executed and delivered in Canada.

   DATED this ______ day of ____________, 200__ .

                                            [NAME OF HOLDER]

                                            Per:________________________________

                                            ____________________________________
                                            Name of Registered Holder:

                                            ____________________________________
                                            Address of Registered Holder:

                                            ____________________________________

                                            ____________________________________

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                                        Schedule "2"
                                        ------------

                                  Cashless Exercise Form

   The undersigned hereby irrevocably elects to exercise the number of Compensation Warrants of Cardiome Pharma Corp. set out below for the number of Units (or other property or securities subject thereto) as set forth below:

    (a) Number of Compensation Warrants to be Exercised: _______________________

    (b) Exercise Price per Unit:   ________________________

    (c) Current Market Price:   $________________________

    (d) Number of Units to be Acquired:   $________________________
          [(a) x ((c) - (b))/(c)]

and directs such Units to be registered and certificates therefore to be issued as directed below.

The undersigned represents that:

                                  [Please check one box]

   [ ] It is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended), is acquiring the Units for its own account and not for the account or benefit of a U.S. person and has executed and delivered this Election outside the United States.

   [ ] Accompanying this Election is a Representation Letter in the form attached as Exhibit 1 to the Compensation Warrant Certificate.

This Election has been executed and delivered in Canada.

   DATED this ______ day of ____________, 200__ .

                                            [NAME OF HOLDER]

                                            Per:________________________________

                                            ____________________________________
                                            Name of Registered Holder:

                                            ____________________________________
                                            Address of Registered Holder:

                                            ____________________________________

                                            ____________________________________


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                                  Exhibit 1

                           Representation Letter


                                                              ____________, 2002


Cardiome Pharma Corp.
3650 Wesbrook Mall
Vancouver, B.C. V6S 2L2
CANADA

Ladies and Gentlemen:

   In connection with the purchase by the undersigned on this date of common shares and warrants (the "Securities") of Cardiome Pharma Corp. (the "Company"), the undersigned hereby confirms to you that:

1.   The undersigned:

     (a) is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act") because it is a broker-dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; and

     (b) is purchasing the Securities for its own account and not with a view to resale, distribution or other disposition in a manner that would violate the registration requirements of the Securities Act.

2. It acknowledges that neither the Securities nor any interest therein has been or will be registered under the Securities Act or the securities laws of any State or other political subdivision of the United States.

3. It further acknowledges and agrees that, because the Securities have not been registered under the Securities Act and are being offered and sold in a private offering under the exemption afforded by Section 4(2) of the Securities Act, the Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and cannot be reoffered or resold unless they are subsequently registered under the Securities Act or an exemption from registration thereunder is available, and that it will continue to bear the economic risk of its investment in the Shares for an indefinite period of time.

4. It agrees that it will not re-offer, resell, pledge, hypothecate or otherwise transfer or dispose of the Securities (or securities that may be received in replacement thereof or in exchange therefore) except:

     (a)   pursuant to an effective registration statement under the Securities
           Act;

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Page 2

     (b) in a transaction outside the United States meeting the requirements of Rule 904 of Regulation S under the Securities Act; or

     (c) in a transaction exempt from registration under the Securities Act and, in each case in compliance with any applicable state securities ("blue sky") laws.

     It agrees that in connection with any transaction pursuant to the foregoing clause (c), it will furnish to the Company a written opinion of counsel acceptable to the Company to the effect that such offer, sale, pledge, hypothecation, transfer or disposition is in compliance with the registration requirements of all applicable United States federal and state securities laws. It acknowledges and agrees that each certificate for the Securities (and any certificate issued in replacement therefore) shall bear a restrictive legend in substantially the following form and that an appropriate stop transfer order implementing the same shall be lodged with the transfer agent:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACTO F 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FORM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A
     NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE TRANSFER AGENT FOR SUCH SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

5. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities. It acknowledges that it has had access to such information concerning the Company as it has deemed necessary to make an informed decision to purchase Securities, and has been afforded the opportunity to ask questions and receive satisfactory answers from representatives of the Company regarding the Company and the terms and conditions relating to investment in the Company, and all such questions have been answered to its full satisfaction.

                                                  Very truly yours,





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